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                                                                     EXHIBIT 5.1

July 16, 2003

Board of Directors
Blue River Bancshares, Inc.
29 East Washington Street
P. O. Box 927
Shelbyville, Indiana  46176

         Re: Issuance of Shares of Common Stock of Blue River Bancshares, Inc. in connection with Rights Offering and Community Offering

Gentlemen:

         We have represented Blue River Bancshares, Inc. ("Company"), Shelbyville, Indiana, as special counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 ("Registration Statement") initially filed as of the date of this letter for the purpose of registering shares of the Company's common stock under the Securities Act of 1933, as amended ("Shares"). The Shares are to be issued pursuant to the terms and conditions of the rights offering and a community offering (collectively, the "Offerings") of the Company, as set forth and described in the Registration Statement. In connection with this opinion, we have reviewed and are familiar with Company's Articles of Incorporation and By-Laws and such other records, documents and information as we have in our judgment deemed relevant.

         Based upon the foregoing, it is our opinion that the Shares are duly authorized by the Board of Directors, and if and when sold pursuant to the terms and conditions of the Offerings as set forth in the Registration Statement, the Shares will, when issued in accordance with and pursuant to the terms of the Offerings, be legally issued, fully paid and non-assessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption "Legal Opinions". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                          Very truly yours,

                                                          /s/ Krieg DeVault LLP

                                                          Krieg DeVault LLP